Exhibit 8.1

Principal Subsidiaries, Consolidated Affiliated Entities and Subsidiaries of Consolidated Affiliated Entities

i.
Principal Subsidiaries:

Installment (HK) Investment Limited, a Hong Kong company

Beijing Shijitong Technology Co., Ltd., a PRC company

Shenzhen Lexin Software Technology Co., Ltd., a PRC company

ii.
Consolidated Affiliated Entities:

Shenzhen Xinjie Investment Co., Ltd., a PRC company

Beijing Lejiaxin Network Technology Co., Ltd., a PRC company

Shenzhen Qianhai Dingsheng Data Technology Co., Ltd., a PRC company

Shenzhen Mengtian Technology Co., Ltd., a PRC company

Beihai Super Egg E-Commerce Co., Ltd., a PRC company

iii.
Subsidiaries of Consolidated Affiliated Entities:

Shenzhen Fenqile Network Technology Co., Ltd., a PRC company

Ji’an Fenqile Network Microcredit Co., Ltd., a PRC company

Shenzhen Fenqile Trading Co., Ltd., a PRC company

Shenzhen Lexin Financing Guarantee Co., Ltd., a PRC company

Shenzhen Qianhai Juzi Information Technology Co., Ltd., a PRC company

Shenzhen Dingsheng Computer Technology Co., Ltd., a PRC company

Beihai Aurora Technology Co., Ltd., a PRC company